INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-63608 of the International Game Technology Profit-Sharing Plan on Form S-8 of our report dated June 15, 1994, appearing in this Annual Report on Form 11-K of the International Game Technology Profit-Sharing Plan for the year ended December 31, 1993.


DELOITTE & TOUCHE

Reno, Nevada
June 29, 1994